Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of National Housing Trust Limited Partnership (the “Company”) for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Bowman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	September 11, 2007	By	/s/ James A. Bowman
James A. Bowman, President and Chief Executive Officer
NHT, Inc., General Partner for
National Housing Trust Limited Partnership